BG Staffing, Inc. Announces Third Quarter 2020 Financial Results Declares 24th Consecutive Quarterly Dividend

PLANO, Texas – (November 5, 2020) – BG Staffing, Inc. (NYSE: BGSF), a leading national provider of workforce solutions, today announced that its Board of Directors has declared a quarterly cash dividend of $0.10 per share of common stock and the Company reported financial results for its third quarter and nine months ended September 27, 2020.

The dividend is payable on November 23, 2020 to all shareholders of record as of the close of business on November 16, 2020. This marks the 24th consecutive quarterly dividend and based on yesterday’s closing price of the Company’s common stock, the annualized yield is approximately 4.8%.

Third Quarter 2020 Highlights:
•Revenues were $71.5 million, down 9.9% from 2019
•Gross profit was $19.7 million, down 11.1% from 2019, while gross margin decreased 0.3% to 27.6% in 2020
•Selling expenses remained flat with 2019, due to the addition of our acquisitions in late 2019 and early 2020, offset by reductions in our legacy divisions.
•Net income was $2.6 million ($0.25 per diluted share), down from $4.2 million ($0.41 per diluted share) in 2019.
•Adjusted EPS1 was $0.35, down from $0.54 in 2019
•Adjusted EBITDA1 was $5.5 million (7.7% of revenues), down from $8.3 million (10.5% of revenues) in 2019
•Availability of $26.9 million under the senior secured revolving credit facility at September 27, 2020
•Days sales outstanding of 53 days vs. 51 days at the end of Q2 2020

Nine Month 2020 Highlights:
•Revenues were $208.2 million, down 6.2% from 2019
•Gross profit was $56.9 million, down 7.5% from 2019, while gross margin decreased 0.4% to 27.3% in 2020
•Selling expenses increased 4.6% over 2019, due to the addition of our acquisitions in late 2019 and early 2020, offset by reductions in our legacy divisions
•Net loss was $0.8 million ($(0.07) per diluted share), which included the impact of an impairment loss on intangible assets of $5.4 mm, net of tax, down from net income of $10.5 million ($1.01 per diluted share) in 2019
•Adjusted EPS1 was $0.82, down from $1.29 in 2019
1Non-GAAP financial measure. See reconciliation at end for details.

•Adjusted EBITDA1 was $14.0 million (6.7% of revenues), down from $20.3 million (9.2% of revenues) in 2019

“Although the Covid-19 pandemic continues to impact our lives and our operating environment, our diversification across client partners, brand solutions and markets helped to mitigate the impact on our results. Strategically, we are spending more time working on the business by reinvesting in our people and technologies while managing expenses and paying down debt to strengthen our position moving forward,” said Beth A. Garvey, President and CEO. "As we evaluate the rapidly changing new normal, we launched internal reorganizations, primarily in Real Estate, to equip our highly talented professionals with better processes, training, tracking, and improved audit policies designed to ultimately drive sales growth and continued first class client service. We further strategically integrated our Professional segment post recent acquisitions, aligning the teams in verticals to allow for more synergies between our recognized brands. The overall industry outlook remains positive for each of our segments, and we believe we remain well capitalized and well positioned to take advantage of opportunities for sustained long-term growth.”

Dan Hollenbach, Chief Financial Officer, added, “While third quarter consolidated results declined as the Real Estate segment continues to be impacted by Covid-19-related macroeconomic uncertainty, our Light Industrial segment performed better than expected and our Professional segment saw a resurgence in activity. Additionally, we continued to prudently control operating expenses while prioritizing our IT Roadmap toward business process improvements. At the same time, we endeavered to fortify our balance sheet and liquidity position through cash generation and reducing our debt during the quarter, and we declared our 24th consecutive quarterly dividend.”

Conference Call
Interested participants may dial 877-317-6789 (U.S. callers), 412-317-6789 (international callers) or 866-605-3852 (Canada callers) and ask for the BG Staffing call at 4:30 p.m. EST on November 5, 2020. A replay of the call will be available one hour after the call ends through November 12, 2020. To access the replay, please dial 877-344-7529 (U.S. callers), 412-317-0088 (international callers), or 855-669-9658 (Canada callers) and reference PIN Number 10148424. The live webcast and archived replay are accessible at the investor relations section of the Company's website at www.bgstaffing.com.

About BGSF
Headquartered in Plano, Texas, BGSF provides workforce solutions to a variety of industries through its various divisions in IT, Cyber, Finance & Accounting, Creative, Real Estate (apartment communities and commercial buildings), and Light Industrial. BGSF has integrated several regional and national brands achieving scalable growth. The Company was ranked by Staffing Industry Analysts as the 70th largest U.S. staffing company in the 2020 update and the 45th largest IT staffing firm in 2018. The Company’s disciplined acquisition philosophy, which builds value through both financial growth and the retention of unique and dedicated talent within BGSF’s family of companies, has resulted in a seasoned management team with strong tenure and the ability to offer exceptional service to our field talent and client partners while building value for investors. For more information on the Company and its services, please visit its website at www.bgstaffing.com.

Forward-Looking Statements
The forward-looking statements in this press release are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements regarding our future financial performance (including any general or specific numerical guidance with respect thereto), the expectations and objectives of our board or management, the impact of the COVID-19 pandemic, including but not limited to the impact of the COVID-19 pandemic on our business, prospects, results of operations, or financial condition or on our vendors or client partners, and our intention or ability to pay future cash dividends. The Company’s actual results could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including those listed in Item 1A of the Company’s Annual Report on Form 10-K and in the Company’s other filings and reports with the Securities and Exchange Commission. All of the risks and uncertainties are beyond the ability of the Company to control, and in many cases, the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this press release, the words “believes,” “plans,” “expects,” “estimates,” “should,” “would,” “may,” “might,” “forward,” “will,” “intends,” “continue,” “outlook,” “temporarily,” “progressing,” and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

CONTACT:
Hala Elsherbini or Steven Hooser
Three Part Advisors
ir@bgstaffing.com 214.442.0016

Source: BG Staffing, Inc.

BG Staffing, Inc.
Non-GAAP Financial Measures

The financial results of BG Staffing, Inc. are prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP") and the rules of the U.S. Securities and Exchange Commission. To help the readers understand the Company's financial performance, the Company supplements its GAAP financial results with Adjusted EBITDA and Adjusted EPS.

A non-GAAP financial measure is a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company. Adjusted EBITDA and Adjusted EPS are not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, net income per diluted share, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or measure of our liquidity. We believe that Adjusted EBITDA and Adjusted EPS are useful performance measures and are used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. In addition, the financial covenants in our credit agreement are based on EBITDA as defined in the credit agreement.

We define “Adjusted EBITDA” as earnings before interest expense, income taxes, depreciation and amortization expense, transaction fees and other non-capital information technology project expenses (“IT roadmap”) and certain non-cash expenses such as share-based compensation expense that management does not consider in assessing our on-going operating performance.

Reconciliation of Net (Loss) Income to Adjusted EBITDA

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 27, 2020	September 29, 2019	September 27, 2020	September 29, 2019
	(dollars in thousands)
Net (loss) income	$2,566	$4,207	$(765)	$10,505
Interest expense, net	360	395	1,245	1,245
Income tax (benefit) expense	723	1,334	(260)	3,194
Depreciation and amortization	1,271	1,197	4,130	3,633
Loss on extinguishment of debt	—	541	—	541
Contingent consideration adjustment	(76)	—	(76)	—
Impairment losses	—	—	7,240	—
Share-based compensation	245	244	631	751
Transaction fees	15	37	605	94
IT roadmap	401	341	1,292	369
Adjusted EBITDA	$5,505	$8,296	$14,042	$20,332

We define “Adjusted EPS” as diluted earnings per share eliminating amortization expense of intangible assets from acquisitions, contingent consideration gains or losses, and certain specific events, such as transaction fees and the IT roadmap, and certain non-cash expenses, that management does not consider in assessing our on-going operating performance, net of the respective income tax effect.

Reconciliation of Adjusted EPS

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 27, 2020	September 29, 2019	September 27, 2020	September 29, 2019

Net (loss) income per diluted share	$0.25	$0.41	$(0.07)	$1.01
Acquisition amortization	0.10	0.09	0.31	0.27
Loss on extinguishment of debt	—	0.05	—	0.05
Gain on contingent consideration	(0.01)	—	(0.01)	—
Impairment losses	—	—	0.70	—
Transaction fees	—	—	0.06	0.01
IT roadmap	0.04	0.03	0.13	0.04
Income tax (benefit) expense adjustment	(0.03)	(0.04)	(0.30)	(0.09)
Adjusted EPS	$0.35	$0.54	$0.82	$1.29